AMENDMENT TO THE
                         PRINCIPAL INVESTORS FUND, INC.
                             DISTRIBUTION AGREEMENT


Amendment executed as of the 11th day of March, 2002 to the Distribution Agreement executed and entered into by and between Principal Investors Fund, Inc., a Maryland Corporation, and Princor Financial Services Corporation, an Iowa corporation, on the 15th day of September, 2000 (and including all subsequent amendments) is hereby amended to include the following as part of Appendix A thereto:


                                     Series

                            Preferred Securities Fund


IN WITNESS WHEREOF, the parties have duly executed this Amendment on the date first written above.


Princor Financial Services Corporation           Principal Investors Fund, Inc.


by: /s/A. S. Filean                          by: /s/R. C. Eucher
   --------------------------------------        ------------------------------
     A. S. Filean, Senior Vice President          R. C. Eucher, President